EMPLOYMENT AGREEMENT

     AGREEMENT dated as of April 4, 1997 by and between JANUS INDUSTRIES, INC., a Delaware corporation, with its principal offices located at One Riverfront Plaza, Newark, New Jersey 07102 (the "Company"), and JAMES BISHOP, with an address at 4 South Brookwood Drive, Montclair, New Jersey 07042 ("Employee");

                                R E C I T A L S:

     WHEREAS, the Company currently has had limited operations and is seeking potential acquisition candidates as contemplated by the Amended and Restated Plan of Reorganization (the "Plan") of United States Lines, Inc. ("US Lines") and United States Lines (S.A.), Inc., approved by the United States Bankruptcy Court for the Southern District of New York; and

     WHEREAS, the Company proposes to acquire certain hotel properties, hotel management contracts and certain other assets pursuant to certain transactions with Louis S. Beck, Harry Yeaggy and certain of their affiliates (the "Acquisition"); and

     WHEREAS, the Company desires to continue to employ Employee after the Acquisition and Employee is desirous of and wishes to continue such an employment arrangement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, it is agreed as follows:

1.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean a corporation which, directly or indirectly, controls, is controlled by or is under common control with the Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the Voting Stock of the corporation in question.

     1.2 "Basic Salary" shall have the meaning  assigned to that term in Section
6.1 of this Agreement.

     1.3 "Board" shall mean the Board of Directors of the Company as duly constituted from time to time. Any action of the Board hereunder with respect to this Agreement shall require the approval of a majority of the whole Board of Directors of the Company.

     1.4 "Business" shall mean the business conducted by the Company or any Subsidiary, directly or indirectly, including, but not limited to, the ownership and operation of hotel properties.

     1.5 "Cause" shall mean any of the following:

          (a) The conviction of Employee for a felony, or the willful commission by Employee of a criminal act that in the reasonable judgment of the Board causes or will likely cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

          (b) The willful commission by Employee of an act of fraud in the performance of such Employee's duties on behalf of the Company or a Subsidiary; or

          (c) The continuing willful failure of Employee to perform the substantive duties of the Employee to the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Employee by the Board.

          For purposes of this subparagraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or a Subsidiary.

     1.6 "Change of Control" shall mean:

     (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, which becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (B) 33-1/3% of the Board of Directors consists of individuals other than the members of the Board of Directors on the date hereof (the "Incumbent Directors"); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by at least two-thirds of the directors who at the time of such election or nomination comprised the Incumbent Directors shall for purposes of this definition be considered an Incumbent Director;

     (C) the shareholders of the Company approve, or if no shareholder approval is required or obtained, the Company completes a merger, consolidation or similar transaction of the Company with or into any other corporation, or a binding share exchange involving the Company's securities occurs, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction; or


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

     (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets. A Change of Control shall not occur as a result of the Acquisition.

     1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations issued thereunder.

     1.8 "Commencement Date" shall be the day prior to the day of the consummation of the Acquisition.

     1.9 "Confidential Information" shall include, without limitation by reason of specification, any information, including, without limitation, trade secrets, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, research projects, strategic plans, possible acquisition information and other business affairs of the Company or its Affiliates, which (i) is or are designed to be used in, or are or may be useful in connection with, the Business of the Company, any Subsidiary or any Affiliate of any thereof, or which, in the case of any of these entities, results from any of the research or development activities of any such entity, or (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or (iii) gives the Company or a Subsidiary or any Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

     1.10 "Date of Termination" shall mean the Term Date, or any date upon which this Agreement shall terminate pursuant to Section 8 hereof.

     1.11 "Disability" shall mean the inability of Employee to perform Employee's duties of employment for the Company, if employed by the Company or a Subsidiary, pursuant to the terms of this Agreement and by-laws of the Company as hereinafter provided, because of physical or mental disability, where such disability shall have existed for a period of more than 90 consecutive days or an aggregate of 120 days in any 365 day period. The existence of a Disability means that Employee's mental and/or physical condition substantially interferes with Employee's performance of his substantive duties for the Company and/or its Subsidiaries as specified in this Agreement. The fact of whether or not a Disability exists hereunder shall be determined by professionally qualified medical experts selected by the Board and reasonably acceptable to the Employee or his agent.

     1.12 "Duties" shall have the meaning assigned to that term in Section 2.1 of this Agreement.

     1.13 "Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date and on the same day of the subsequent calendar year and each consecutive 12 month period thereafter.


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

     1.14 "Good Reason" shall have the meaning given such term in Section 8.6.

     1.15 "Normal Retirement Date" shall mean the month in which the Employee turns age 62 or such earlier date as the Employee may elect to retire under the retirement plan(s) of the Company without the consent of the Company.

     1.16 "Panel" shall have the meaning given such terms in Section 9.

     1.17 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     1.18 "Subsidiary" shall mean a corporation of which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company, including, but not limited to JI Subsidiary, Inc.

     1.19 "Term" shall mean the term of employment of Employee under this Agreement.

     1.20 "Term Date" shall have the meaning assigned to that term in Section 3 of this Agreement.

     1.21 "Voting Stock" shall mean capital stock of a corporation which gives the holder the right to vote in the election of directors for such corporation in the ordinary course of business and not as the result of, or contingent upon, the happening of any event.

     Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2.  EMPLOYMENT AND DUTIES OF EMPLOYEE

     2.1 Employment; Title; Duties. The Company hereby employs Employee, and Employee hereby accepts appointment, as President of the Company. The duties of Employee shall be to have general supervisory authority over the business of the Company and its Subsidiaries, to prepare and implement a strategic plan for the Company, including the seeking out and consummation of acquisitions for the Company, to perform due diligence on acquisition proposals, to pursue the objectives of the Business, to perform generally those responsibilities assigned to him by the Board or the Chairman of the Board, and to render services as are necessary and desirable to protect and to advance the best interests of the Company and its Subsidiaries (collectively, the "Duties"), acting, in all instances, under the supervision of and in accordance with the policies set by the Board or the Chairman of the Board.


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

     2.2 Performance of Duties. Employee shall devote substantially all his working time to perform the Duties as an executive of the Company and for the performance of such other executive duties as are assigned to him from time-to-time by the Board or the Chairman of the Board. During the Term,
Employee: (i) shall comply with all laws, statutes, ordinances, rules and regulations relating to the Business, and (ii) shall not engage in or become employed, directly or indirectly, in a business which competes with the Business of the Company and its Subsidiaries, without the prior written consent of the Board or the Chairman of the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person which competes with the Business of the Company and its Subsidiaries, without such written consent, which, in both instances, may be given or withheld by the Board in its absolute discretion.

3.  TERM OF EMPLOYMENT

          The employment of Employee pursuant to this Agreement commenced as of the Commencement Date and shall end three years thereafter, unless sooner terminated pursuant to Section 8 (the "Term Date").

4.  TERMINATION OF EMPLOYMENT AGREEMENT

          Upon the Commencement Date, the Employment Agreement dated as of September 1, 1995 between the Company and Employee, shall terminate without further liability of the Company except any obligation to issue stock or stock options and except to pay amounts accrued and unpaid prior to the Commencement Date and except that the bonus due under Section 6.2 thereof with respect to the year ended December 31, 1997 will be paid pursuant to Section 6.2 of this Agreement with respect to the portion of that year prior to the Commencement Date.

5.  COMPENSATION AND BENEFITS

          The Company shall pay Employee, as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Basic Salary and other benefits as provided for and determined pursuant to Sections 6 and 7, inclusive, of this Agreement; provided, however, that no compensation shall be paid to Employee under this Agreement for any period subsequent to the termination of employment of Employee for any reason whatsoever, except as provided in Section 8.

6.  BASIC SALARY/BONUS

     6.1 Basic Salary. The Company shall pay Employee, as compensation for all of the services to be rendered by him hereunder during each Employment Year, a salary of $200,000 per Employment Year (as adjusted upward by the Board from time to time) (the "Basic Salary"), payable in substantially equal monthly payments, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations, deductions for employee contributions to welfare benefits provided by the Company to Employee and such other deductions or amounts, if any, as are authorized by Employee. The Basic Salary shall be prorated for the month in which employment by the Company or a Subsidiary commences or terminates, and for any Employment Year which is less than twelve (12) months in duration. The Basic Salary may be increased from time-to-time by the Board (without Employee's participation as a director) and, once increased, shall not thereafter be reduced. The Basic Salary shall be reviewed at least once in every Employment Year by a committee of the Board responsible for determining compensation of senior management of the Company, each of the members of which is a "non-employee-director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Committee"). Any increase in Basic Salary shall not serve to offset or reduce any other obligation to Employee under this Agreement.


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

     6.2 Bonus. Employee will be awarded and, unless deferred by Employee, paid a cash bonus (the "Bonus") for each Employment Year within ninety days after the close of the fiscal year of the Company ending within such Employment Year in an amount determined in accordance with the Company's then-current bonus or incentive compensation plan in an amount appropriate for the President of the Company. The Committee in consultation with Employee shall establish in advance of each fiscal year of the Company during the Term goals and levels of the Bonus for such fiscal year which shall be related to the estimated budget for the Company for such fiscal year.

     6.3 Equity Participation. The Company hereby grants to Employee a stock appreciation right in the form attached as Exhibit A hereto for 100,000 shares of common stock of the Company at an exercise price of $3.25 per share vesting as to 20,000 shares on the Commencement Date and as to 20,000 shares on each anniversary of the Commencement Date thereafter subject to earlier vesting as provided in Exhibit A.

7.  ADDITIONAL BENEFITS AND REIMBURSEMENT FOR EXPENSES

     7.1 Additional Benefits. The Company shall provide the following additional benefits to Employee during the Term:

     (i) an annual allowance of $2,000 on account of dental expenses incurred by Employee and his spouse and family against the presentation of bills for same;

     (ii) provision of a comprehensive medical indemnity policy for Employee and his family having terms no less favorable than the coverage made available to Employee and his family on the day prior to the Commencement Date and up to $2,000 in additional out-of-pocket medical payments;

     (iii) such other benefits as the Board shall lawfully adopt and approve for Employee;

     (iv) fifteen working days of paid vacation;


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

     (v) an annual payment of $10,000 for the purchase of an annuity for the Employee; such annual payment to be grossed up for income taxes thereon and, income taxes on such gross up in each case at Employee's highest marginal rate;

     (vi) term life insurance coverage in the amount of $1,000,000 to the extent the same is available at normal market rates; and

     (vii) long term disability insurance coverage to the extent customarily available from the insurance market place at normal commercial rates at the level of 60% of Employee's Basic Salary less payments from social security or other governmental programs, but to the extent such insurance coverage is less than 60% of Employee's Basic Salary less payments from social security and other governmental programs, the Company will pay such shortfall in the event of a Disability of Employee.

     7.2 Reimbursement for Expenses. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Board may reasonably require. In the event the Company requires Employee to travel on business during the Term, Employee shall be reimbursed for any travel expenses in accordance with this Section 7.2.

     7.3 Relocation. If Employee relocates his residence to the place of the principal office of the Company (located in northern New Jersey as of the Commencement Date) should it be moved more than 50 miles from his then current principal residence, then in the event of any such relocation of Employee the Company shall pay (or reimburse Employee for) all reasonable moving expenses incurred by Employee relating to a change of principal residence in connection with such relocation up to a maximum of $85,000. In connection with moving expenses incurred hereunder, the Company shall pay Employee such additional amounts respecting taxes imposed on such moving expenses and taxes on such taxes such that such moving expenses are received by Employee free of any income tax. Moving expenses for purposes hereof include real estate commissions, legal fees, and closing costs with respect to the sale of Employee's former residence, the cost of moving household goods and automobiles, three trips by Employee and his family to the new location, up to six months of temporary housing for Employee and his family and closing costs and legal fees connected with purchasing a new residence. In addition, the Company will extend a loan of up to $500,000 to Employee to purchase a new residence for a term ending the earlier of eighteen months from the date of the loan or six months after the sale of his residence in northern New Jersey; provided, however that Employee shall apply excess proceeds to such loan immediately after such sale to the extent such proceeds exceed amounts due on loans secured by mortgages on such former residence to the payment of the loan . The interest rate on the loan shall be at the lowest applicable federal rate and accrued interest shall be payable at maturity of the loan. The Company may secure the loan by a mortgage on Employee's new residence and by a subordinate mortgage on his old residence which will be discharged upon sale of such old residence and application of proceeds of sale as aforesaid. Employee shall provide the Company with information regarding the value of his residence and mortgage loans thereon.


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

8.  TERMINATION OF EMPLOYMENT

     8.1 Death. If Employee dies during the Term, this Agreement shall terminate, except that the Company shall continue to pay to Employee's spouse, or in the absence of a surviving spouse, his estate, Employee's Basic Salary for a period through the third full month following the date of death, provide welfare benefits to his family for the balance of the stated Term as if Employee had not died and provide for the payment of the life insurance benefit provided for in Section 7.1.

     8.2 Disability. If, during the Term, Employee has a Disability, the Company may, at any time after Employee has a Disability, terminate Employee's employment by written notice to him. In the event that Employee's employment is terminated, this Agreement shall terminate except that the Company shall continue to pay Employee's Basic Salary for a period through the third full month following the date of the termination of his employment and provide welfare benefits to his family for the balance of the stated Term, as if Employee had not been terminated for Disability and pay or provide for the payment of the disability benefit provided for in Section 7.1, until Employee reaches age 65.

     8.3 Voluntary Termination. This Agreement may be terminated by Employee at any time with or without cause upon sixty (60) days prior written notice to the Company. After such sixty day period, the Company shall have no further liability to make payments hereunder except those required by law or which were accrued and unpaid at the end of the Term.

     8.4 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause at any time by written notice given to Employee by the Board. Upon such termination Employee shall not have any right to receive any further payments hereunder except for amounts accrued and unpaid hereunder prior thereto and provide welfare benefits as required by law and except as provided in Section 8.8.

     8.5 Termination Without Cause. If this Agreement is terminated by the Company without Cause, Employee shall be entitled to a lump sum payment equal to $300,000 payable upon the Date of Termination and provide the benefits described in Section 7.1 (except clauses (iii) and (iv)) for the balance of the then stated Term as if this Agreement had not been terminated.

     8.6. Termination for Good Reason. In the event this Agreement is terminated by Employee for Good Reason, Employee shall be entitled to a lump sum payment equal to $300,000 payable on the Date of Termination and provide for the benefits described in Section 7.1 (except clauses (iii), (iv) and (vii)c) for the balance of the then stated Term as if this Agreement had not been terminated. For purposes of this Agreement, Good Reason shall mean:


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

          (a) (i) The assignment by the Company to Employee of duties which are materially different than those of the President of the Company as described in the by-laws of the Company as of the date of this Agreement, (ii) the removal of Employee from, or any failure to reappoint or reelect Employee to, the highest title held by Employee, except in connection with a termination of Employee's employment by the Company for Cause, or by reason of Employee's death or Disability, or (iii) the failure of Employee to be nominated or elected a director of the Company, except in connection with a termination of Employee's employment by the Company for Cause, or by reason of Employee's death or Disability;

          (b) A reduction or non-payment of Employee's Basic Salary or failure to review Employee's Basic Salary as required in this Agreement;

          (c) A breach by the Company of this Agreement which is not cured within thirty (30) days after written notice thereof to the Board by Employee;

          (d) Requiring Employee to be based anywhere other than the Company's then current principal executive offices except for required travel on the Company's business, or in the event of any relocation of Employee, the failure of the Company to comply with Section 7.3;

          (e) The failure by the Company to continue to provide Employee with substantially the same welfare benefits (which for purposes of this Agreement shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amend), any prerequisites, including participation on a comparable basis in retirement plans, stock option plans, stock award plans, and other plans in which executives of the Company of comparable title and salary participate, or with a package of welfare benefits and prerequisites, that, though one or more of such benefits or prerequisites may vary from those, including participation on a comparable basis in such retirement plans, stock option plans and stock award plans, is substantially comparable in all material respects to such welfare benefits and prerequisites, including participation on a comparable basis in the Company's retirement plans, stock option plans and stock award plans, taken as a whole;

          (f) The failure of the Company to award or pay Employee the Bonus as provided in this Agreement or the failure of the Company to provide Employee with the benefits provided for in Section 6.3 or 7 of this Agreement;

          (g) The failure of the Company to obtain the express written assumption of and agreement to perform this Agreement by any successor as contemplated in Section 14 hereof; or

          (h) A Change of Control shall occur.

     8.7 Notice of Termination. Any purported termination of employment by the Company by reason of Employee's Disability or for Cause, or by Employee for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice given by Employee or the Company, which shall indicate the specific basis for termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments under this Agreement.


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

     8.8 Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the date of termination of employment specified in the Notice of Termination, which shall not be more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the following two sentences. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists (a "Notice of Dispute"), the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties, by the Panel, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided that the Date of Termination shall be extended by a Notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that pending the resolution of any such Dispute, the Company shall continue to pay Employee the same Basic Salary and to provide Employee with the same or substantially comparable welfare benefits and prerequisites, including participation in the Company's retirement plans, profit sharing plans, to the extent then so available at the date of such determination, stock option plans, stock award plans or stock appreciation right plans that Employee was paid and provided to the extent that such continued participation is possible under the general terms and provisions of such plans, programs and benefits but in no event beyond the Term Date. Should a Dispute ultimately be determined in favor of the Company, then all sums (net of tax withholdings by the Company from such sums) paid by the Company to Employee from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this paragraph shall be repaid promptly by Employee to the Company, all options, rights and stock awards granted to Employee during such period shall be cancelled or returned to the Company, and no service as an employee shall be credited to Employee for such period for pension purposes. Employee shall not be obligated to pay to the Company the cost of providing Employee with welfare benefits and prerequisites for such period unless the final judgment, order or decree of a court arbitration panel or other body resolving the Dispute determines that Employee acted in bad faith in giving a Notice of Dispute. Should a Dispute ultimately be determined in favor of Employee, then Employee shall be entitled to retain all sums paid to Employee under this subparagraph pending resolution of the Dispute and shall be entitled to receive, in addition, the payments and other benefits provided for in Section 8 to the extent not previously paid hereunder and the payment of Employee's reasonable legal fees incurred as a result of such Dispute upon submission to the Company of a detailed statement of fees from Employee's attorneys.

9.  ARBITRATION

     Except as otherwise provided herein, the parties hereby agree that any Dispute or any dispute regarding the rights and obligations of any party under this Agreement or under any law governing the relationship created by this Agreement, including without limitation Employee's challenge of a purported termination for Cause or Disability, must be resolved pursuant to this Section
9. Within seven (7) days of either party's written notice to the other of his or its desire to submit any Dispute or arbitrable matter as set forth herein to arbitration, the parties will meet to attempt to amicably resolve their differences and, failing such resolution, either or both of the parties may submit the matter to mandatory and binding arbitration with the Center for Public Resources ("CPR"). The issue(s) in dispute shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a panel of three arbitrators (the "Panel"). The only issue(s) to be determined by the Panel will be those issues specifically submitted to the Panel. The Panel will not extend, modify or suspend any of the terms of this Agreement. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.1-16, and judgment upon the award rendered by the Panel may be entered by any court having jurisdiction thereof. A determination of the Panel shall be by majority vote.

     Promptly following receipt of the request for arbitration, CPR shall convene the parties in person or by telephone to attempt to select the arbitrators by agreement of the parties. If agreement is not reached, the Company shall select one arbitrator and Employee shall select one other arbitrator. These two arbitrators shall select a third arbitrator. If these two arbitrators are unable to select the third arbitrator by mutual agreement, CPR shall submit to the parties a list of not less than eleven (11) candidates. Such list shall include a brief statement of each candidate's qualifications. Each party shall number the candidates in order of preference, shall note any objection they may have to any candidate, and shall deliver the list so marked back to CPR. Any party failing without good cause to return the candidate list so marked within ten (10) days after receipt shall be deemed to have assented to all candidates listed thereon. CPR shall designate the arbitrator willing to serve for whom the parties collectively have indicated the highest preference and who does not appear to have a conflict of interest. If a tie should result between two candidates, CPR may designate either candidate.

     This agreement to arbitrate is specifically enforceable. Judgment upon any award rendered by the Panel may be entered in any court having jurisdiction. The decision of the Panel within the scope of the submission is final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder hereby is waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award or in the event arbitration is not available for any reason or in the event the Company shall seek equitable relief to enforce Section 10 of this Agreement. If the rules of the CPR differ from those of this Section 9, the provisions of this Section 9 will control. The Company shall pay all the costs of arbitration including the fees of the arbitrators, and the arbitrators shall award reasonable legal fees to Employee, unless the arbitrators or a judicial forum shall finally determine that Employee acted in bad faith.

10.  CONFIDENTIAL INFORMATION AND PROPRIETARY INTERESTS

     10.1 Acknowledgment of Confidentiality. Employee understands and acknowledges that he may obtain Confidential Information during the course of his employment by the Company. Accordingly, Employee agrees that he shall not, either during the Term or at any time within two years after the Date of Termination (the "Restricted Period"), (i) use or disclose any such Confidential Information outside the Company, its Subsidiaries and Affiliates; or (ii) except as required in the proper performance of his services hereunder, remove or aid in the removal of any Confidential Information or any property or material relating thereto from the premises of the Company or any Subsidiary or Affiliate.

          The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or as a consequence of a breach by Employee of his obligations under this Section 10).

          In the event Employee is required by law or a court order to disclose any such Confidential Information, he shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, to the extent that he is legally able, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

     10.2 Delivery of Material. Employee shall promptly, and without charge, deliver to the Company on the termination of his employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the Business of the Company, its Subsidiaries and its Affiliates, and all property associated therewith, which he may then possess or have under his control.

11.  SURVIVAL

          The provisions of Sections 8, 9, 10, 11 and 15 shall survive termination of this Agreement and remain enforceable according to their terms.

12.  SEVERABILITY

          The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

13.  NOTICES

          All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt requested, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

          If to the Company:

          Janus Industries, Inc.
          One Riverfront Plaza
          Newark, New Jersey 07102
          Attn: Chairman of the Board

          with a copy to:

          Crummy, Del Deo, Dolan, Griffinger & Vecchione
          One Riverfront Plaza
          Newark, New Jersey 07102-5497
          Attn:  Frank E. Lawatsch, Jr.

          If to Employee:

          James Bishop
          4 South Brookwood Drive
          Montclair, New Jersey 07042

          By notifying the other parties in writing, given as aforesaid, any party may from time-to-time change its address or the name of any person to whose attention notice is to be given, or may add another person to whose attention notice is to be given, in connection with notice to any party.

14.  ASSIGNMENT AND SUCCESSORS

          Neither this Agreement nor any of his rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company, including, without limitation, to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment, without the written consent of Employee. Any corporation into or with which the Company is merged or consolidated or which takes over all or substantially all of the business of the Company shall be deemed to be a successor of the Company for purposes hereof and the Company shall require as a condition thereof that such corporation assume this Agreement in form and substance satisfactory to Employee. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

15.  LIMITATION ON PAYMENTS

          In the event that any payment or benefit received or to be received by Employee in connection with the termination of Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) (collectively with the payments and benefits hereunder, "Total Payments") would not be deductible (in whole or part) as a result of section 280G of the Code by the Company, an affiliate or other person making such payment or providing such benefit, the payments and benefits hereunder shall be reduced until no portion of the Total Payments is not deductible, or the payments and benefits hereunder are reduced to zero. At Employee's request, such reduction may be effected by extending the date the payment would otherwise be due by not more than five years or by decreasing the amount of the payment or benefit otherwise due and payable. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by Employee and acceptable to the Company's independent auditors, is not likely to constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (iii) the payments and benefits hereunder shall be reduced only to the extent necessary so that, in the opinion of the tax counsel referred to in clause (ii), the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety are likely to constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not likely to be subject to disallowance as deductions; and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

16.  ENTIRE AGREEMENT, WAIVER AND OTHER

     16.1. Integration. This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect.

     16.2. No Waiver. No waiver or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

          Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee reduce his obligations under this Agreement.

          This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the date hereof. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

17.  MISCELLANEOUS

     17.1 Governing Law. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of New Jersey.

     17.2 Headings. The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions hereof.

     17.4 Obligations of Company. The Company's obligation to pay Employee the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Except as provided in Section 8.7 herein, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover for any reason all or any part of such payment from Employee or any person entitled thereto. Employee shall not be required to mitigate the amount of any payment or other benefit provided for in this Agreement by seeking other employment or otherwise.

     17.5 Rights of Beneficiaries of Employee. This Agreement shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, to be effective as of the Commencement Date.

                                    JANUS INDUSTRIES, INC.


                                    By:___________________________________
                                        Name:  Vincent Hatala
                                        Title:  Chairman of the Board


                                        __________________________________
                                        James Bishop

                             JANUS INDUSTRIES, INC.

                            Stock Appreciation Right

                              Terms and Conditions

     1. Stock Appreciation Right. This Stock Appreciation Right ("SAR") is issued by Janus Industries, Inc. (the "Company"). The Committee of the Company as provided for in the Janus Industries, Inc. 1996 Stock Option Plan ("Plan") shall administer this SAR and its determinations regarding this SAR are final and binding. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan.

     2. Exercisability Schedule. The SAR may be exercised at any time and from time to time and in accordance with the exercisability schedule set forth on the face of this certificate, provided, however, that the exercise of the SAR may not be made prior to six months after the date of grant of the SAR. The SAR shall be exercisable only to the extent the SAR has a positive value and may not be exercised after the Expiration Date.

     3. Method of Exercise of the SAR. To exercise this SAR, the grantee shall deliver written notice of exercise to the Chairman of the Board of the Company specifying the number of shares with respect to which the SAR is being exercised. Promptly following such notice, the Company will deliver to the grantee the payment set forth herein.

     4. SAR Payment. Upon tender of this SAR, the grantee shall be entitled to receive payment of an amount determined by multiplying the number of shares with respect to which the SAR is being exercised by the difference obtained by subtracting the exercise price per share of the SAR from the Fair Market Value of a share of Stock on the Date of Exercise of the SAR (the "Payment"). The Payment shall be made in cash.

     6. Rights as a Stockholder or Employee. The grantee shall not have any rights to continued employment by the Company or any Subsidiary by virtue of the grant of the SAR and grantee shall not have any rights as a stockholder of the Company by virtue of being a holder of the SAR.

     7. Recapitalization, Mergers, Etc. In the event of certain corporate transactions affecting the Company's outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to the SAR and the exercise price of the SAR. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the grantee provide that the SAR shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     8. SAR Not Transferable. The SAR is not transferable by the grantee otherwise than by will or the laws of descent and distribution, and is exercisable, during the grantee's lifetime, only by the grantee. Any attempted assignment, transfer, pledge, hypothecation or other disposition shall be void and of no effect.

     9. Acceleration of Vesting. The vesting of the SAR shall immediately accelerate upon the termination of the employment of grantee with the Company as a result of death or disability of grantee as provided for in the employment agreement by and between the Company and grantee (the "Employment Agreement"). The vesting of the SAR shall also immediately accelerate upon the termination of the employment of grantee with the Company for "Good Reason" by grantee or without "Cause" by the Company as defined and provided for in the Employment Agreement or upon the termination of the Employment Agreement for any reason (including, but not limited to, a failure to extend the Employment Agreement) other than termination for Cause as provided for in the Employment Agreement.

     10. Payment of Taxes. The grantee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld pursuant to the Payment. The Company and its Subsidiaries may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee.

     11. Governing Law. This SAR shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SAR - 1                                        100,000 Stock Appreciation Rights

                             JANUS INDUSTRIES, INC.

                      Stock Appreciation Right Certificate

     Janus Industries, Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below a Stock Appreciation Right ("SAR") with respect to the shares of Common Stock, par value $0.01 per share, of the Company exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

     Name of Grantee:                  James E. Bishop
     Address:                          South Brookwood Drive
                                       Montclair, NJ  07042
     Social Security No.:              ###-##-####
     Number of SAR's:                  100,000
     Price:                            $3.25
     Date of Grant:                    April  , 1997

                            Exercisability Schedule

                                                 Exercise Period
                                                 ---------------
                                        Commencement
Number of SAR's                             Date            Expiration Date
---------------                             ----            ---------------

20,000                                 April 23, 1997       April 23, 2003

20,000                                 April 23, 1998       April 23, 2004

20,000                                 April 23, 1999       April 23, 2005

20,000                                 April 23, 2000       April 23, 2006

20,000                                 April 23, 2001       April 23, 2007

     By acceptance of this SAR, the grantee agrees to the terms and conditions hereof.

                                             JANUS INDUSTRIES, INC.

Dated:   April __, 1997                By:____________________________________
                                             Name:     Lucille Hart Brown
                                             Title:    Chairman of the
                                                       Compensation Committee
ACCEPTED:

__________________________
James E. Bishop